Exhibit 77 0

            Common Sense Trust - Common Sense Growth and Income Fund

                      Underwritings Pursuant to Rule 10f-3



1.   Name of Issuer:               Intimate Brands, Inc.
     Securities Acquired from:     Goldman Sachs
     Syndicate Members:            Smith Barney, Inc.
     Number of Shares in Offering: 40,000,000
     Number of Shares Purchased:   122,600
     Price Per Share:              $17.00
     Purchase Date:                10-23-95

2.   Name of Issuer:               Portugal Telecom
     Securities Acquired from:     Merrill Lynch
     Syndicate Members:            Smith Barney, Inc.
     Number of Shares in Offering: 6,000,000
     Number of Shares Purchased:   18,500
     Price Per Share:              $18.725
     Purchase Date:                6-1-95

3.   Name of Issuer:               Portugal Telecom
     Securities Acquired from:     Merrill Lynch
     Syndicate Members:            Smith Barney, Inc.
     Number of Shares in Offering: 6,000,000
     Number of Shares Purchased:   51,700
     Price Per Share:              $18.725
     Purchase Date:                6-1-95

4.   Name of Issuer:               Portugal Telecom
     Securities Acquired from:     UBS
     Syndicate Members:            Smith Barney, Inc.
     Number of Shares in Offering: 6,000,000
     Number of Shares Purchased:   5,000
     Price Per Share:              $18.725
     Purchase Date:                6-1-95

5.   Name of Issuer:               Browning Ferris Ind. ACES
     Securities Acquired from:     Goldman Sachs
     Syndicate Members:            Smith Barney, Inc.
     Number of Shares in Offering: 10,000,000
     Number of Shares Purchased:   82,300
     Price Per Share:              $35.625
     Purchase Date:                6-28-95

6.   Name of Issuer:               Browning Ferris Ind. ACES
     Securities Acquired from:     J.P. Morgan
     Syndicate Members:            Smith Barney, Inc.
     Number of Shares in Offering: 10,000,000
     Number of Shares Purchased:   8,000
     Price Per Share:              $35.625
     Purchase Date:                6-28-95

7.   Name of Issuer:               Tele-Communications Intrl.
     Securities Acquired from:     Merrill Lynch
     Syndicate Members:            Smith Barney, Inc.
     Number of Shares in Offering: 20,000,000
     Number of Shares Purchased:   510,000
     Price Per Share:              $16.00
     Purchase Date:                7-12-95

8.   Name of Issuer:               Horace Mann Educators Corp.
     Securities Acquired from:     First Boston
     Syndicate Members:            Smith Barney, Inc.
     Number of Shares in Offering: 6,079,345
     Number of Shares Purchased:   119,000
     Price Per Share:              $23.375
     Purchase Date:                7-19-95

9.   Name of Issuer:               Horace Mann Educators Corp.
     Securities Acquired from:     Salomon Brothers
     Syndicate Members:            Smith Barney, Inc.
     Number of Shares in Offering: 6,079,345
     Number of Shares Purchased:   10,000
     Price Per Share:              $23.375
     Purchase Date:                7-19-95

10.  Name of Issuer:               DeBartolo Realty Corp.
     Securities Acquired from:     Morgan Stanley
     Syndicate Members:            Robinson-Humphrey Co., Inc.
     Number of Shares in Offering: 6,000,000
     Number of Shares Purchased:   50,000
     Price Per Share:              $14.250
     Purchase Date:                7-26-95

11.  Name of Issuer:               Eckerd Corporation
     Securities Acquired from:     Merrill Lynch
     Syndicate Members:            Robinson-Humphrey Co., Inc.
     Number of Shares in Offering: 5,370,000
     Number of Shares Purchased:   210,500
     Price Per Share:              $32.250
     Purchase Date:                7-27-95

12.  Name of Issuer:               Time Warner PERCS
     Securities Acquired from:     Morgan Stanley
     Syndicate Members:            Smith Barney, Inc.
     Number of Shares in Offering: 12,057,561
     Number of Shares Purchased:   105,900
     Price Per Share:              $31.00
     Purchase Date:                8-9-95